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                                                                    EXHIBIT 3.45

                                    BY-LAWS

                                      OF

                             ABLE VAN LINES, INC.


                              ARTICLE I - OFFICES

The principal office of the Corporation in the State of Indiana shall be located in the City of Fort Wayne, County of Allen. The Corporation may have such other offices, either within or without the State of incorporation as the Board of Directors may designate or as the business of the Corporation may from time to time require.


                           ARTICLE II - STOCKHOLDERS

1.  ANNUAL MEETING.

    The annual meeting of the stockholders shall be held on the 16th day of February in each year, beginning with the year 2000 at the hour 9:00 o'clock a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.  SPECIAL MEETINGS.

    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than 50 percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

3.  PLACE OF MEETING.

    The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

4.  NOTICE OF MEETING.

    Written or printed notice stating the place, day and hour of the meeting and, in case of a special

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    meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer of persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such Notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon pre-paid.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

    For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose or determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of stockholders, not less than thirty (30) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.  VOTING LISTS.

    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.


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7.  QUORUM.

    At any meeting of stockholders 50 percent of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.  PROXIES.

    At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

9.  VOTING.

    Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any questions before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10. ORDER OF BUSINESS.

    The order of business at all meetings of the stockholders, shall be as follows:

    a.  Roll Call.
    b.  Proof of notice of meeting or waiver of notice.
    c.  Reading of minutes of preceding meeting.
    d.  Reports of Officers.
    e.  Reports of Committees.
    f.  Election of Directors.
    g.  Unfinished Business.
    h.  New Business.

11. INFORMAL ACTION BY STOCKHOLDERS.

    Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be


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taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                      ARTICLE III - BOARD OF DIRECTORS

1.  GENERAL POWERS.

    The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these bylaws and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS.

    The number of directors of the Corporation shall be three (3). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.  REGULAR MEETINGS.

    A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.  SPECIAL MEETINGS.

    Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.  NOTICE.

    Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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6.  QUORUM.

    At any meeting of the directors two (2) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.  MANNER OF ACTING.

    The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

    Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9.  REMOVAL OF DIRECTORS.

    Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION.

    A director may resign at any time by giving written notice to the board, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11. COMPENSATION.

    No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

12. PRESUMPTION OF ASSENT.

    A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presume to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or


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    shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES.

    The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14. INFORMAL ACTION BY DIRECTORS.

    Unless otherwise provided by law, any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof.

                            ARTICLE IV - OFFICERS

1.  NUMBER.

    The officers of the Corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.  ELECTION AND TERM OF OFFICE.

    The officers of the Corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  REMOVAL.

    Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgement the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES.

    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.


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5.  PRESIDENT.

    The president shall be the principal executive officer of the Corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.  VICE-PRESIDENT.

    In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.  SECRETARY.

    The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the directors.

8.  TREASURER.

    If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these bylaws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.


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                             Able Van Lines, Inc.

                    Consent of Directors in Lieu of Meeting

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Pursuant to the provisions of the Indiana General Corporation Act
[I.C. 23-1-34-2(a)] and Section 14 of Article III of the by-laws of the Corporation, each of the undersigned members of the Board of Directors of the Corporation does hereby consent that the following action be taken and the following resolution be adopted without a meeting of the Board of Directors, such action and resolution to take effect upon the filing of this Consent, signed by all of the directors, with the minutes of proceedings of the Board of Directors of the Corporation; provided, however, that the date of filing shall be noted on the Consent:

    RESOLVED: That the Board of Directors of the Corporation recommends that the name of the Corporation be, and subject to approval of the shareholders of the Corporation, and approval by the Secretary of the State of Indiana, hereby is, changed to Global Van Lines, Inc.

Dated and filed this 22nd day of March, 2000.



                                       /s/ Michael P. Fergus
                                       -----------------------------------------
                                           Michael P. Fergus



                                       /s/ Jeffrey Kaczka
                                       -----------------------------------------
                                           Jeffrey Kaczka



                                       /s/ Ralph A. Ford
                                       -----------------------------------------
                                           Ralph A. Ford


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                             Able Van Lines, Inc.

                  Consent of Shareholders in Lieu of Meeting

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Pursuant to the provisions of the Indiana General Corporation Act
[I.C. 23-1-29-4(a)] and Section 11 of Article II of the by-laws of the Corporation, North American Van Lines, Inc., a Delaware Corporation, being the holder of all of the issued and outstanding stock of the Corporation, hereby consents that this action be taken as the written consent of shareholders:

    RESOLVED: That the recommendation of the Corporation's Board of Directors proposed by resolution set forth in Consent of Directors in Lieu of Meeting on March 22, 2000, recommending the name change of said Corporation to Global Van Lines, Inc., is hereby approved, ratified and affirmed.

Dated this 22nd day of March, 2000.


                                       NORTH AMERICAN VAN LINES, INC.



                                       By:  /s/ Jeffrey P. Gannon
                                          --------------------------------------
                                                Jeffrey P. Gannon
                                                President

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9.  SALARIES.

    The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

10. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

a. Each director and officer, elected or appointed, shall be entitled, without the necessity of further act or deed on the part of himself or the Corporation to be indemnified by the Corporation from and against any and all claims, liabilities, fines or penalties, whether or not reduced to judgement, imposed upon or asserted against him by reason of his being or having been a director or officer of the Corporation or otherwise, and also from and against all cost and expenses (including, without any limitation of the foregoing, fees and disbursements of counsel) reasonably incurred by him as a result thereof, whether in settlement of the same or in connection with any action, suit or proceeding to which he is now or may hereafter become or be made a party for a like reason; PROVIDED, HOWEVER, that such indemnification shall not extend to any instance in which:

        (1) any liability, fine or penalty is imposed upon him by final judgement of a court of competent jurisdiction or the claims against him are dismissed or barred upon the ground of any statute of limitations or of any other technical defense not going to the merits of the claims involved, unless the court shall find that the liability, fine or penalty so imposed or the claims so dismissed or barred resulted from action taken or omitted to be taken by him in good faith and without negligence or misconduct in the performance of his duty or, in the absence of such a finding, unless counsel selected or approved by the Board of Directors shall have advised the Corporation that in the opinion of such counsel such liability, fine or penalty or such claims resulted from action taken or omitted to be taken by him in good faith and without negligence or misconduct in the performance of his duty; or,

        (2) any amount is paid or is to be paid by him to the Corporation in or in connection with the settlement of any action, suit, proceeding or claim, with or without the entry of any judgement therein or in respect thereof by a court of competent jurisdiction; or

        (3) any amount is paid or is to be paid by him to any party other than the Corporation in or in connection with the settlement of any action, suit, proceeding or claim, with or without the entry of any judgement therein or in respect thereof by a court of competent jurisdiction, unless such court shall find that such director or officer acted in good faith and without negligence or misconduct in the performance of his duty, or unless, in the absence of such finding, the Corporation shall be advised by counsel selected or approved by the Board that in the opinion of such counsel such action, suit, proceeding or claim is without substantial merit or that such director or officer acted in good faith and without negligence or misconduct in the performance of his duty with respect to the matters involved therein, but in no event shall the amount of the indemnity under this


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            subdivision (3) exceed the expense which might, in the judgement of the Board, reasonably be incurred by such director or officer in conducting his defense to a final conclusion;

    nor shall such indemnification extend to any costs or expenses in connection with any case referred to in clause (1), (2) and (3) above.

b. The Corporation's obligation aforesaid (i) shall exist whether or not a director or officer is or has continued to be a director or officer of the Corporation at or up to the time any costs or expenses are incurred or any claims or liabilities arise or any settlement is effected, (ii) shall inure to the benefit of the heirs, executors or administrators of such director or officer, (iii) shall not be exclusive of any other rights to which he or they may be entitled as a matter of law, and (iv) may, but need not, be evidenced by a writing to be delivered to him in connection with his election or appointment as such director and/or officer and in consideration of his acceptance of the same. Notwithstanding any repeal of this Section or other amendment of these bylaws affecting or purporting to affect this Section or the indemnification herein provided, such obligation shall be binding upon the Corporation (subject only to the exceptions hereinbefore set forth) as to all matters which occur during or are allocable to the period prior to any such repeal or amendment and shall cover all claims, liabilities, costs and expenses at any time connected therewith, and also any settlement thereof, as hereinabove stated.

c. In determining whether and to what extent, if any, a director or officer of the Corporation is entitled to indemnification hereunder or under any writing aforesaid and in making any payments pursuant to such determination, the Board of Directors and/or each director and officer, whether or not interested in any such determination or payment, may rely upon, and shall be protected by, an opinion of counsel selected or approved by the Board, which counsel may, but need not, be counsel advising as above mentioned. In the selection of counsel for any one or more of the purposes hereinabove set forth, the determination of the board shall be final and binding, notwithstanding that one or more, or all, of the directors taking part in such selection are or were interested in any payment or indemnification to which claim is made hereunder.


               ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.  CONTRACTS.

    The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.  LOANS.

    No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness


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    shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.  CHECKS, DRAFTS, ETC.

    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.  DEPOSITS.

    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the directors may select.


            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.  CERTIFICATES FOR SHARES.

    Certificates representing shares of the Corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the directors may prescribe.

2.  TRANSFERS OF SHARES.

a. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

b. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.


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                        ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall begin on the first Sunday following the last Saturday in December of each year.

                         ARTICLE VIII - DIVIDENDS

The directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                            ARTICLE IX - SEAL

The directors shall provide a Corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                        ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XI - AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

These bylaws may also be altered, amended or repealed and new bylaws may be adopted by a vote of the majority of the directors at either an annual meeting, a special meeting, or by consent as provided in Article III,
Section 14 hereof.

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